GENERAL NUTRITION COMPANIES, INC. (DE)
                      SUBSIDIARY ORGANIZATIONAL CHART


                                                                          Percentage owned by      State of Incorporation
                         Name of Subsidiary                                   Registrant
--------------------------------------------------------------------    ----------------------    -----------------------

General Nutrition, Incorporated (GNI)                                               100%           Pennsylvania
General Nutrition Products, Inc.                                                    100            South Carolina
General Nutrition Corporation                                                       100            Pennsylvania
GNC Puerto Rico, Inc.                                                               100            Puerto Rico
Nature Food Centres, Inc.                                                           100            Maryland
NFC, Inc.                                                                           100            Massachusetts
GNC Franchising, Inc.                                                               100            Pennsylvania
General Nutrition International, Inc                                                100            Delaware
GNC International Holdings, Inc.                                                    100            Delaware
GNC Foreign Sales Corporation                                                       100            Barbados
General Nutrition Investment Company                                                100            Arizona
General Nutrition Centers (NZ) Limited                                              100            New Zealand
DFC Thompson Australia PTY Limited                                                  100            New South Wales
General Nutrition PTY Limited                                                       100            New South Wales
General Nutrition Distribution L.P.                                                 100            Pennsylvania
General Nutrition Sales Corporation                                                 100            Arizona
GN Investment, Inc.                                                                 100            Delaware
GNC (UK) Holding Company                                                            100            Delaware
Health & Diet Group Limited                                                         100            United Kingdom
Health Now Publishing Company Limited                                               100            United Kingdom
Health & Diet Food Company Limited                                                  100            United Kingdom
Food Supplements Company Limited                                                    100            United Kingdom
The Luaka Tea Company Limited                                                       100            United Kingdom
Blakeys Food Company Limited                                                        100            United Kingdom
Health & Diet Centres, Limited                                                      100            United Kingdom
Cavanaugh & Cavanaugh, Limited                                                      100            United Kingdom
Health & Diet Centres Franchising Limited                                           100            United Kingdom
Health Stop Limited                                                                 100            United Kingdom
Calorie Counter Limited                                                             100            United Kingdom
GNC (Canada) Holding Company                                                        100            Delaware
General Nutrition Centres Company                                                   100            Nova Scotia
GNC, Limited                                                                        100            Delaware
GNC Amphora Company                                                                 100            Delaware
Informed Nutrition, Inc.                                                            100            Florida
General Nutrition Government Services, Inc.                                         100            Delaware
Natural Solutions Functional Foods, LLC - Joint Venture                              50            Delaware
